Exhibit 11

           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                      Six Months     Six Months
                                                         Ended          Ended
                                                        June 30,       June 30,
                                                          1997           1998
                                                      ------------   -----------

Earnings (loss) before extraordinary item             $    (26,735)  $    18,235
Extraordinary item                                          (9,552)         --
                                                      ------------   -----------
Net earnings (loss)                                   $    (36,287)  $    18,235
                                                      ============   ===========

Basic earnings (loss) per common share:
    Earnings (loss) before extraordinary item         $      (0.87)  $      0.48
    Extraordinary item                                       (0.31)         --
                                                      ------------   -----------
    Net earnings (loss)                               $      (1.18)  $      0.48
                                                      ============   ===========
    Weighted average number of common shares            30,694,216    38,336,014

Diluted earnings (loss) per common share:
    Earnings (loss) before extraordinary item         $      (0.87)  $      0.45
    Extraordinary item                                       (0.31)         --
                                                      ------------   -----------
    Net earnings (loss)                               $      (1.18)  $      0.45
                                                      ============   ===========
    Weighted average number of common shares            30,694,216    40,620,312


Calculation of basic weighted average number of common shares (a):

    For the six months ended June 30, 1997 and 1998
      Weighted average shares for Q1                    30,686,065    38,336,014
      Weighted average shares for Q2                    30,702,367    38,336,014
                                                      ------------   -----------
      Weighted average shares for the
         six months ended June 30, 1997 and 1998        30,694,216    38,336,014
                                                      ============   ===========

Calculation of diluted weighted average number of common shares (a):

    For the six months ended June 30, 1997 and 1998
      Weighted average shares for Q1                    30,686,065    40,600,109
      Weighted average shares for Q2                    30,702,367    40,640,516
                                                      ------------   -----------
      Weighted average shares for the
         six months ended June 30, 1997 and 1998        30,694,216    40,620,312
                                                      ============   ===========

(a) The calculation of the weighted average number of common shares for the 1997 period assumes that the previously existing Class A, B and C common shares have been converted into the Company's common stock in connection with the reorganization of the Company as described in Note 10 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.